Exhibit 99.1
LifeLock Announces 2016 First Quarter Results
Recorded the 44th consecutive quarter of sequential growth in revenue and cumulative ending members
Cumulative ending members of approximately 4.3 million, up 11% year-over-year
Acquired 4.4 million shares through previously announced share repurchase program
TEMPE, AZ (April 27, 2016) - LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the first quarter ended March 31, 2016.
First Quarter 2016 Financial Highlights:

•
Revenue: Total revenue was $159.3 million for the first quarter of 2016, up 18% from $134.4 million for the first quarter of 2015. Consumer revenue was $151.9 million for the first quarter of 2016, up 19% from $128.2 million for the first quarter of 2015. Enterprise revenue was $7.3 million for the first quarter of 2016, up 18% from $6.2 million for the first quarter of 2015.

•
Net Loss: Net loss was $11.7 million for the first quarter of 2016, compared with net loss of $9.2 million for the first quarter of 2015. Net loss per diluted share was $0.12 for the first quarter of 2016 based on 94.7 million weighted-average shares outstanding, compared with net loss per diluted share of $0.10 for the first quarter of 2015 based on 94.0 million weighted-average shares outstanding.

•
Adjusted Net Loss*: Adjusted net loss was $5.5 million for the first quarter of 2016, compared with adjusted net loss of $5.2 million for the first quarter of 2015. Adjusted net loss per diluted share was $0.06 for the first quarter of 2016 based on 94.7 million weighted-average shares outstanding, compared with adjusted net loss per diluted share of $0.06 for the first quarter of 2015 based on 94.0 million weighted-average shares outstanding.

•	Adjusted EBITDA*: Adjusted EBITDA was $(3.0) million for the first quarter of 2016, compared with $(3.0) million for the first quarter of 2015.

•
Cash Flow: Cash flow from operations was $10.9 million for the first quarter of 2016, leading to free cash flow* of $10.6 million after taking into consideration $4.8 million of capital expenditures and $2.0 million of payments for expenses incurred in connection with the FTC litigation. This compares with cash flow from operations of $20.5 million and free cash flow of $17.7 million, after taking into consideration $2.8 million of capital expenditures for the first quarter of 2015.

•
Balance Sheet: Total cash and marketable securities at the end of the first quarter of 2016 was $201.8 million, down from $246.7 million at the end of the fourth quarter of 2015, primarily as a result of the $51.9 million paid in the purchase of Company stock in connection with the previously announced $100 million share repurchase plan.

*
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures".

Chief Executive Officer and President Hilary Schneider said, “We're pleased with our results for the first quarter, driven by strength in direct to consumer efforts and within our enterprise business, which posted the highest growth rates since we acquired ID Analytics in 2012." Continued Schneider, “We continue to make progress on key objectives including enhancing our position as the leader in identity theft protection, delivering innovative new products, reinforcing best in class policies and practices, and executing at the highest standards.”
First Quarter 2016 & Recent Business Highlights:

•
Appointed Doug Jeffries as Chief Administrative Officer. Mr. Jeffries will succeed Chris Power as the Chief Financial Officer following the release of the second quarter of fiscal 2016 financial results.

•	Recorded the 44th consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 345,000 gross new members in the first quarter of 2016 and ended the quarter with approximately 4.3 million members.

•	Increased monthly average revenue per member to $11.90 for the first quarter of 2016 from $11.38 for the first quarter of 2015.

•	Acquired 4.4 million shares for $51.9 million in connection with the previously announced $100 million share repurchase program.

Guidance:
As of April 27, 2016, we are initiating guidance for our second quarter of 2016 as well as updating guidance for the full year 2016.

•
Second Quarter 2016 Guidance: Total revenue is expected to be in the range of $162 million to $164 million. Adjusted net income per diluted share is expected to be in the range of $0.03 to $0.04 based on approximately 98 million fully diluted weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $5 million to $6 million. We will continue to migrate credit services for all premium members to a new data platform during the second quarter of 2016. With the continued migration, certain costs will be incurred in the second quarter of 2016 that in the past were recognized throughout the year. As a result, we will be incurring approximately $6 million of expense in the second quarter of 2016 which previously would have been incurred throughout the remainder of 2016. In future years, this will be an annual recurring event and will result in elevated cost of services during the second quarter and comparatively lower levels in the other quarters.

•
Full Year 2016 Guidance: Total revenue is expected to be in the range of $662 million to $670 million. Adjusted net income per diluted share is expected to be in the range of $0.73 to $0.77 based on approximately 99 million fully diluted weighted-average shares outstanding and a cash tax rate of 3%. Adjusted EBITDA is expected to be in the range of $84 million to $88 million. Free cash flow is expected to be in the range of $93 million to $98 million.

Conference Call Details:

•	What: LifeLock first quarter 2016 financial results.

•	When: Wednesday, April 27, 2016 at 2PM PT (5PM ET).

•
Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13634083 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•
Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13634083.

About LifeLock
LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, LLC, a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.
Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding our expected total revenue, profitability, long-term growth prospects, business performance expectations, succession plan, adjusted net income per diluted share, adjusted EBITDA, free cash flow for the second quarter of 2016 and for fiscal year 2016, and the final resolution of the FTC and consumer class action matters, along with a potential settlement with certain states' attorneys general for related claims. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; regulatory compliance; and other “Risk Factors” set forth in our most recent SEC filings.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2015, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Forms 10-Q. Copies of these documents are available on our Investor Relations website at http://investor.lifelock.com/ or the SEC's website at www.sec.gov.
We assume no obligation and do not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, and free cash flow. We calculate adjusted net income as net income (loss) excluding amortization of acquired intangible assets, share-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets, and acquisition related expenses. We calculate adjusted net income per diluted share by dividing our adjusted net income by the weighted-average diluted shares outstanding. We calculate adjusted EBITDA as net income (loss) excluding depreciation and amortization, share-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses. For the first quarter ended March 31, 2016, we have also excluded from adjusted net income and adjusted EBITDA expenses related to the FTC litigation. We define free cash flow as net cash provided by operating activities less net cash used in investing activities for acquisitions of property and equipment. For the first quarter ended March 31, 2016, we have added back to net cash provided by operating activities cash paid for expenses related to the FTC litigation.
We have included adjusted net income, adjusted net income per diluted share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.
We have included free cash flow in this press release because we believe it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
We have not reconciled adjusted net income per diluted share guidance to net income (loss) per diluted share guidance or adjusted EBITDA guidance to net income (loss) guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, legal reserves and settlements, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.
Media Contact:
Kelley Bonsall
Media@lifelock.com
480-457-2170
Investor Relations Contact:
Jamison Manwaring
VP, Investor Relations
Investor.relations@lifelock.com
480-457-5000

LifeLock, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Consumer revenue	$151,930	$128,201
Enterprise revenue	7,339	6,207
Total revenue	159,269	134,408
Cost of services	39,986	34,556
Gross profit	119,283	99,852
Costs and expenses:
Sales and marketing	90,444	77,079
Technology and development	21,222	16,866
General and administrative	24,222	18,955
Amortization of acquired intangible assets	3,042	2,084
Total costs and expenses	138,930	114,984
Loss from operations	(19,647)	(15,132)
Other income (expense):
Interest expense	(111)	(89)
Interest income	299	117
Other	(5)	(80)
Total other income (expense)	183	(52)
Loss before provision for income taxes	(19,464)	(15,184)
Income tax benefit	(7,795)	(6,026)
Net loss	$(11,669)	$(9,158)
Net loss attributable per share to common stockholders:
Basic and diluted	$(0.12)	$(0.10)
Weighted-average common shares outstanding:
Basic and diluted	94,749	94,033

LifeLock, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$44,907	$50,239
Marketable securities	156,878	196,474
Trade and other receivables, net	13,005	13,974
Prepaid expenses and other current assets	13,663	12,303
Total current assets	228,453	272,990
Property and equipment, net	31,531	30,485
Goodwill	172,087	172,087
Intangible assets, net	27,132	30,174
Deferred tax assets, net - non-current	85,157	77,363
Other non-current assets	9,639	9,710
Total assets	$553,999	$592,809
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,212	$24,747
Accrued expenses and other liabilities	84,593	76,226
Deferred revenue	185,605	166,403
Total current liabilities	281,410	267,376
Other non-current liabilities	7,613	7,367
Total liabilities	289,023	274,743
Commitments and contingencies
Stockholders' equity:
Common stock	98	96
Treasury stock	(38,048)	—
Additional paid-in capital	528,742	532,388
Accumulated other comprehensive loss	(91)	(361)
Accumulated deficit	(225,725)	(214,057)
Total stockholders' equity	264,976	318,066
Total liabilities and stockholders' equity	$553,999	$592,809

LifeLock, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net loss	$(11,669)	$(9,158)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,778	4,295
Share-based compensation	8,652	5,370
Provision for doubtful accounts	197	52
Amortization of premiums on marketable securities	635	670
Deferred income tax benefit	(7,795)	(6,026)
Other	46	82
Change in operating assets and liabilities:
Trade and other receivables	467	(295)
Prepaid expenses and other current assets	(1,360)	(4,319)
Other non-current assets	27	(44)
Accounts payable	(12,293)	2,563
Accrued expenses and other liabilities	8,731	4,556
Deferred revenue	19,203	22,777
Other non-current liabilities	246	7
Net cash provided by operating activities	10,865	20,530
Investing activities
Acquisition of property and equipment, including capitalization of internal use software	(4,830)	(2,816)
Purchases of marketable securities	(25,521)	(39,379)
Sale and maturities of marketable securities	65,071	33,438
Net cash provided by (used in) investing activities	34,720	(8,757)
Financing activities
Proceeds from share-based compensation plans	1,956	1,773
Purchases of Company stock	(51,923)	—
Payments for employee tax withholdings related to restricted stock units and awards	(950)	(230)
Net cash provided by (used in) financing activities	(50,917)	1,543
Net increase (decrease) in cash and cash equivalents	(5,332)	13,316
Cash and cash equivalents at beginning of period	50,239	146,569
Cash and cash equivalents at end of period	$44,907	$159,885

Share-Based Compensation
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Costs of services	$497	$372
Sales and marketing	1,618	932
Technology and development	2,793	1,709
General and administrative	3,744	2,357
Total share-based compensation expense	$8,652	$5,370
Key Financial and Operating Metrics
(in thousands except percentages and per member data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Consumer revenue	$151,930	$128,201
Enterprise revenue	7,339	6,207
Total revenue	$159,269	$134,408
Adjusted net loss	$(5,508)	$(5,230)
Adjusted EBITDA	$(2,955)	$(2,967)
Free cash flow	$10,576	$17,714
Cumulative ending members	4,323	3,888
Gross new members	345	421
Member retention rate	85.8%	87.8%
Average cost of acquisition per member	$252	$176
Monthly average revenue per member	$11.90	$11.38
Enterprise transactions	76,080	61,535

Reconciliation of GAAP to Adjusted Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$119,283	$99,852
Share-based compensation	497	372
Adjusted gross profit	$119,780	$100,224
Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$90,444	$77,079
Share-based compensation	(1,618)	(932)
Adjusted sales and marketing expenses	$88,826	$76,147
Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$21,222	$16,866
Share-based compensation	(2,793)	(1,709)
Adjusted technology and development expenses	$18,429	$15,157
Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expenses	$24,222	$18,955
Share-based compensation	(3,744)	(2,357)
Legal reserves and settlements	—	(2,500)
Expenses related to the FTC litigation	(2,262)	—
Adjusted general and administrative expenses	$18,216	$14,098
Reconciliation of Loss from Operations to Adjusted Loss from Operations
Loss from operations	$(19,647)	$(15,132)
Share-based compensation	8,652	5,370
Amortization of acquired intangible assets	3,042	2,084
Legal reserves and settlements	—	2,500
Expenses related to the FTC litigation	2,262	—
Adjusted loss from operations	$(5,691)	$(5,178)
Reconciliation of Net Loss to Adjusted Net Loss
Net loss	$(11,669)	$(9,158)
Amortization of acquired intangible assets	3,042	2,084
Share-based compensation	8,652	5,370
Deferred income tax benefit	(7,795)	(6,026)
Legal reserves and settlements	—	2,500
Expenses related to the FTC litigation	2,262	—
Adjusted net loss	$(5,508)	$(5,230)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Net Loss per Diluted Share to Adjusted Net Loss per Diluted Share
Net loss per diluted share	$(0.12)	$(0.10)
Adjustments to net loss	0.06	0.04
Adjusted net loss per diluted share	$(0.06)	$(0.06)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(11,669)	$(9,158)
Depreciation and amortization	5,778	4,295
Share-based compensation	8,652	5,370
Interest expense	111	89
Interest income	(299)	(117)
Other	5	80
Income tax benefit	(7,795)	(6,026)
Legal reserves and settlements	—	2,500
Expenses related to the FTC litigation	2,262	—
Adjusted EBITDA	$(2,955)	$(2,967)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$10,865	$20,530
Acquisitions of property and equipment	(4,830)	(2,816)
Legal settlements	2,500	—
Expenses related to the FTC litigation	2,041	—
Free cash flow	$10,576	$17,714